                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

                                  DATED AS OF

                                JANUARY 2, 2000

                                    BETWEEN

                                EDO CORPORATION,
                                   AS BUYER,

                                      AND

                          DEFENSE SYSTEMS HOLDING CO.,
                                   AS SELLER,

                       RELATING TO THE PURCHASE AND SALE
                                       OF
                      SHARES OF COMMON AND PREFERRED STOCK
                                       OF
                             AIL TECHNOLOGIES INC.

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of January 2, 2000 between EDO CORPORATION ("Buyer"), a New York corporation, and DEFENSE SYSTEMS HOLDING CO. (formerly known as AIL Systems Holding Co.) ("Seller"), a Nevada corporation.

                                    RECITALS

     A. Seller owns 754,598 shares (the "Common Shares") of common stock, par value $0.10 per share, and 5,873 shares (the "Preferred Shares" and, together with the Common Shares, the "Shares") of Series A Cumulative Preferred Stock, par value $0.01 per share, of AIL Technologies Inc. (the "Company").

     B. Seller wishes to sell the Shares to Buyer, and Buyer wishes to purchase the Shares from Seller, on the terms and subject to the conditions described in this Agreement.

     C. Buyer and the Company propose to enter into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") providing for the merger (the "Merger") of the Company with and into EDO Acquisition III Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Buyer.

     D. Capitalized terms used herein are defined in Section 10 of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

     1. Purchase and Sale.

     1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller agrees to sell all of the Shares to Buyer, and Buyer agrees to purchase all of the Shares from Seller.

     1.2. Purchase Price. The purchase price for the Shares shall be an aggregate amount equal to $11,438,160 (the "Purchase Price"), payable in cash at the Closing in the manner set forth in Section 1.3 of this Agreement. The portion of the Purchase Price payable for the Common Shares shall be $5,565,160 and the portion of the Purchase Price payable for the Preferred Shares shall be $5,873,000.

     1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, immediately prior to the closing under the Merger Agreement unless the parties otherwise agree in writing, provided that (i) the conditions described in Section 5 and 6 of this Agreement have been satisfied or waived, (ii) this Agreement has not been terminated in accordance with its terms and (iii) the Seller has been given prior notice of the proposed Closing Date. The date on which the Closing actually occurs shall be referred to herein as the "Closing Date". At the Closing:

          (a) Seller will deliver to Buyer, free and clear of any Liens, one or more certificates representing the Shares to be sold to Buyer hereunder, duly endorsed for transfer in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank, with any required stock transfer stamps attached; and

          (b) Buyer will pay the Purchase Price to Seller for the Shares so delivered by Seller, by wire transfer of immediately available funds to an account designated by the Seller in writing at least two Business Days prior to the Closing Date.

     2. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date:

     2.1. Title to Shares. Seller is the sole record and beneficial owner of the Shares. Seller has, and will have immediately prior to Closing, good and valid title to such Shares, free and clear of any Liens. Except as provided under the AIL Stockholders Agreement, Seller has the sole right to vote the Shares, and none of such Shares is subject to any voting trust or any other agreement, arrangement or restriction with respect to the voting of such Shares, except as contemplated by this Agreement. Upon the delivery of and payment for the Shares at the Closing as provided for in this Agreement, Buyer will acquire all of Seller's right, title and interest in and to such Shares and will receive good and valid title to such Shares, free and clear of any Lien other than any Lien created by Buyer. Seller does not own of record or beneficially, any shares of capital stock of the Company other than the Shares.

     2.2. Organization and Authority. (a) Organization. Seller is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Nevada.

     (b) Authority. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller.

     (c) Binding Agreement. Seller has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     2.3. Compliance with Laws and Instruments; Consents. (a) Compliance. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or contravene, result in a violation or breach of or default under (with or without the giving of notice or passage of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any properties or assets of Seller under, (i) any law applicable to it or any of its properties, assets, operations or business, (ii) any provision of its organizational documents, or
(iii) any contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets may be bound or affected, except in the case of the foregoing clause (iii) for any such violations and defaults that, individually or in the aggregate, could not materially impair or delay the ability of the parties to this Agreement to consummate the transactions contemplated hereby. Seller has not received any notice alleging any such conflict, violation, breach or default.

     (b) Consents. No consent, approval, authorization, registration, declaration, filing or notice of, with or to a Governmental body ("Governmental Approval") or other consent is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.4. Knowledge of Merger. Seller represents that it has had the opportunity to seek information regarding the terms of the Merger Agreement and the transactions contemplated thereby, and to discuss such terms and transactions with management of the Company, has sufficient knowledge of financial and business matters so as to be capable of evaluating the merits and risks of the potential financial or other effects of the Merger Agreement on the Common Shares and Preferred Shares, and has obtained all of the information that Seller deems necessary for Seller to make an informed judgment as to the sale of the Shares.

     3. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows as of the date hereof and as of the Closing Date:

     3.1. Organization and Authority. (a) Organization. Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of New York.

     (b) Authority. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer.

     (c) Binding Agreement. Buyer has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     3.2. Compliance with Laws and Instruments; Consents. (a) Compliance. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with, contravene, result in the violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Buyer under (i) any law applicable to Buyer or any of its properties, assets, operations or business, (ii) any provision of its organizational documents, or
(iii) any contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets may be bound or affected, except in the case of the foregoing clause (iii) for any such violations and defaults that, individually or in the aggregate, could not materially impair or delay the ability of the parties to this Agreement to consummate the transactions contemplated hereby. Buyer has not received any notice alleging any such conflict, violation, breach or default.

     (b) Consents. No Governmental Approval or other consent is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4. Covenants.

     4.1. Cooperation. Following the Closing Date, Seller shall, from time to time, at no additional cost to the Seller, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement. Seller (i) shall cooperate with Buyer in order to facilitate the consummation of the Merger (including, without limitation, voting all the Shares in favor of the Merger and against any proposal with respect to the acquisition of the Company by any party other than Buyer, Merger Sub or their Affiliates) and (ii) shall not take any action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement or the Merger Agreement. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent or Governmental Approval.

     4.2. Restriction on Transfer, Voting and Acquisition of Additional
Shares. Seller shall not, prior to the earliest of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with its terms, (x) sell, transfer, give, pledge, assign or otherwise dispose of (including, without limitation, by gift) (collectively, "Transfer"), consent to any Transfer of, any or all of the Shares or any interest therein or enter into any contract, option or other arrangement (including, without limitation, any profit sharing arrangement) with respect to the Transfer of, the Shares to any person other than pursuant to the terms of this Agreement or the Merger Agreement, (y) enter into any voting arrangement, whether by proxy, voting agreement or otherwise with respect to the Shares or (z) acquire additional shares of common or preferred stock of the Company or other voting securities of the Company and agrees not to commit or agree to take any of the foregoing actions.

     4.3. No Solicitation. During the term of this Agreement, Seller shall not, and Seller shall cause each of its subsidiaries and Representatives not to, (i) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person of any of the capital stock or assets of the Company (including the Shares), or (ii) furnish or permit to be furnished any non-public information concerning the Company other than information furnished in the ordinary course of business after prior written notice to and consultation with Buyer. Seller shall promptly notify Buyer of any inquiry or proposal received by Seller or any Representative thereof with respect to any transaction described in clause (i) above. Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person other than Buyer in respect of any transaction to acquire any of the Shares.

     4.4. Public Announcements. Except as required by law or regulation or the rules of any stock exchange or under the circumstance in which Buyer wishes to make an announcement in connection with the signing of this Agreement and the Merger Agreement, Buyer and Seller agree that they will not, and will use commercially reasonable efforts to cause their respective agents and Affiliates not to, issue or cause the publication of any press release or other announcement with respect to or otherwise disclose the transactions contemplated by this Agreement, the terms thereof or the parties thereto without the consent of the other party hereto.

     4.5. Notices of Certain Events. Each party agrees that it will, upon obtaining knowledge of any of the following, promptly notify the other party hereto of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated hereby; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Buyer or Seller that relates to this Agreement or the consummation of the transactions contemplated hereby.

     5. Conditions to Closing of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     5.1. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such date.

     5.2. Buyer shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with.

     5.3. No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     6. Conditions to Closing of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction of the following conditions:

     6.1. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such date.

     6.2. Seller shall have delivered all of the Shares in accordance with
Section 1.3(a) of this Agreement, and Seller shall have complied in all material respects with all other agreements and covenants required by this Agreement, to be performed or complied with.

     6.3. The Merger Agreement shall have been executed and delivered by Buyer, Merger Sub, the Company and the other parties thereto and shall not have been terminated in accordance with its terms, and all of the conditions precedent to the obligations of such parties thereunder (other than the condition that the conditions precedent to the obligations of the parties to this Agreement shall have been satisfied or waived) shall have been satisfied or waived.

     6.4. No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     7. Termination.

     7.1. Termination. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Buyer and Seller. This Agreement may be terminated by either Seller or Buyer if the Closing hereunder shall not have occurred on or before June 15, 2000. This Agreement shall automatically terminate if the Merger Agreement is terminated prior to the Closing hereunder (it being understood and agreed that Buyer shall promptly notify Seller of such termination of the Merger Agreement).

     7.2. Effect of Termination.  If this Agreement is terminated pursuant to
Section 7.1 above, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party to any other party, including, without limitation, liability for damages, except that (i) Section 4.4, Section 7.1, this Section 7.2, Sections 8 and 10 shall survive the termination hereof and (ii) no such termination shall relieve any party hereto from liability for breach of this Agreement.

     8. Miscellaneous.

     8.1. Expenses. Except as otherwise provided for in this Agreement, whether or not the transactions contemplated hereby shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.2. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

         (i) if to Buyer,

           EDO Corporation
           60 East 42nd Street, Suite 5010
           New York, New York 10165
           Fax: (212) 716-2050
           Telephone: (212) 716-2000
           Attention: Marvin D. Genzer, Esq.

           with a copy to:

           Debevoise & Plimpton
           875 Third Avenue
           New York, NY 10022
           Fax: (212) 909-6836
           Telephone: (212) 909-6000
           Attention: Robert F. Quaintance, Jr.

           and

           Kleinberg, Kaplan, Wolff & Cohen P.C.
           551 Fifth Avenue, 18th Floor
           New York, New York 10176
           Fax: (212) 986-8866
           Telephone: (212) 986-6000
           Attention: Harold I. Steinbach, Esq.

        (ii) if to Seller,

           Defense Systems Holding Co.
           Eaton Center
           1111 Superior Ave.
           Cleveland, Ohio 44114-2584
           Fax: 216-479-7122
           Telephone: (216) 523-5000
           Attention: Office of the Secretary
             with a copy to:

             Baker & Hostetler LLP
           3200 National City Center
           1900 East 9th Street
           Cleveland, Ohio 44114-3485
           Fax: (216) 696-0740
           Telephone: (216) 620-0200
           Attention: James B. Griswold, Esq.

           and

           Kleinberg, Kaplan, Wolff & Cohen P.C.
           551 Fifth Avenue, 18th Floor
           New York, New York 10176
           Fax: (212) 986-8866
           Telephone: (212) 986-6000
           Attention: Harold I. Steinbach, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (iii) if by next-day overnight mail or delivery, on the day delivered, (iv) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     8.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     8.4. Governing Law, etc. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. Buyer and Seller hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 of this Agreement or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     8.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     8.6. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto; provided, that Buyer may assign this Agreement to any holding company or wholly-owned subsidiary of Buyer without consent, and provided, further, that no such assignment shall in any way affect Buyer's or Seller's obligations or liabilities under this Agreement.

     8.7. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     8.8. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specified matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

     The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     8.9. Severability. If any provision, including, without limitation, any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     8.12. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the parties hereto and the transactions contemplated hereby, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     8.13. Consents Related to Certain Agreements. Each of Seller and Buyer, by the execution of this Agreement, hereby (x) acknowledges and agrees that the consummation of the Merger and the transactions related thereto shall not affect the enforceability of any agreement to which Seller and any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other, are parties, (y) consents, to the extent necessary, to the assignment and transfer of all such agreements from the Company to the surviving corporation of the Merger, and (z) agrees that no change in control provision or other term or condition contained in any such agreement will be applicable or inapplicable as a result of the consummation of the Merger and the transactions related thereto.

     9. Certain Events. Seller agrees that this Agreement and the obligations hereunder shall attach to the Shares, and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass whether by operation of law or otherwise, including without limitation Seller's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares, the number of Shares referred to in Section 1.2 of this Agreement comprising the Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Company or other voting securities of the Company issued to or acquired by Seller.

     10. Definitions. Whenever used in this Agreement (including in the Schedules), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

          Agreement:  this Agreement.

          Business Day: a day other than a Saturday or a Sunday when banks in New York are lawfully open for business.

          Buyer:  as defined in the first paragraph of this Agreement.

          Closing:  as defined in Section 1.3 of this Agreement.

          Closing Date:  as defined in Section 1.3 of this Agreement.

          Common Shares:  as defined in recital A to this Agreement.

          Company:  as defined in recital A to this Agreement.

          Exchange Act: Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          Governmental Approval: as defined in Section 2.3(b) of this Agreement.

          HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          Lien: and debt, claim, security interest, liens, encumbrance, pledge, assessment, restriction and charge of any nature.

          Merger:  as defined in recital C to this Agreement.

          Merger Agreement:  as defined in recital C to this Agreement.

          Merger Sub:  as defined in recital C to this Agreement.

          AIL Stockholders Agreement: the Stockholders Agreement, dated as of September 30, 1997, by and among AIL Technologies Inc., AIL Systems Holding Co., AIL Technologies Inc. Employee Stock Ownership Trust, AIL Systems Inc. Employee Stock Trust and the persons listed on Schedule I thereto, as amended.

          Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

          Preferred Shares:  as defined in recital A to this Agreement.

          Purchase Price:  as defined in Section 1.2 of this Agreement.

          Representatives: as to any Person, its accountants, counsel, consultants (including, but not limited to, actuarial, environmental and industry consultants), officers, directors, employees, agents and other advisors and representatives.

          Seller:  as defined in the first paragraph of this Agreement.

          Shares:  as defined in the third recital to this Agreement.

          Transfer:  as defined in Section 4.2 of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          EDO CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          DEFENSE SYSTEMS HOLDING CO.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title: